Exhibit 25.21

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Earl W. Dennison Jr.

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA  02110

 (617) 603-6567

(Name, address and telephone number of agent for service)

LEHMAN BROTHERS HOLDINGS INC.

(Issuer with respect to the Securities)

Delaware	13-3216325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Guarantees of Preferred Securities of Lehman Brothers Holdings Capital Trust VII

(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee.*

2.               A copy of the certificate of authority of the Trustee to commence business.*

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.               A copy of the existing bylaws of the Trustee.*

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.               Report of Condition of the Trustee as of March 31, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

                                                * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts, on April 20, 2007.

		By:	/s/ Earl W. Dennison Jr.
Earl W. Dennison Jr.
Vice President
By:	/s/ David J. Ganss
David J. Ganss
Vice President

Exhibit 6

CONSENT

                In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  April 20, 2007

		By:	/s/ Earl W. Dennison Jr.
Earl W. Dennison Jr.
Vice President
By:	/s/ David J. Ganss
David J. Ganss
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2006

($000’s)

12/31/2006
Assets
Cash and Due From Depository Institutions	$8,644,951
Securities	39,699,269
Federal Funds	3,512,083
Loans & Lease Financing Receivables	141,159,825
Fixed Assets	2,300,043
Intangible Assets	12,048,875
Other Assets	10,437,280
Total Assets	$217,802,326

Liabilities
Deposits	$135,903,121
Fed Funds	12,316,778
Treasury Demand Notes	0
Trading Liabilities	139,984
Other Borrowed Money	33,217,524
Acceptances	0
Subordinated Notes and Debentures	7,384,026
Other Liabilities	6,677,926
Total Liabilities	$195,639,359

Equity
Minority Interest in Subsidiaries	$1,544,842
Common and Preferred Stock	18,200
Surplus	11,976,937
Undivided Profits	8,622,988
Total Equity Capital	$22,162,967

Total Liabilities and Equity Capital	$217,802,326

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Earl W. Dennison Jr.
Vice President

Date:	April 20, 2007